Exhibit 99.1

NEWS RELEASE June 9, 2020

Tetra Tech Provides Third Quarter and Fiscal Year 2020 Guidance

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK), a leading provider of high-end consulting and engineering services, today announced guidance for the third quarter and fiscal year 2020, which reflects improved visibility as stay-at-home restrictions in response to the COVID-19 pandemic are lifted.

Tetra Tech expects adjusted diluted EPS1 for the third quarter of fiscal 2020 to range from $0.72 to $0.75. Revenue, net of subcontractor costs (net revenue)1 for the third quarter is expected to range from $540 million to $560 million. For fiscal 2020, Tetra Tech expects adjusted diluted EPS to range from $3.05 to $3.13 and net revenue to range from $2.3 billion to $2.4 billion.

The Company had $774 million of available liquidity2 and a net debt leverage ratio2 of 0.8x at the end of the second quarter of fiscal 2020. This strong liquidity is further enhanced with more than $50 million in cash generated from operations through the first two months of the third quarter. The continued strength in cash flow has reduced the Company’s net debt leverage ratio and days sales outstanding from its second quarter results.

Tetra Tech’s Chairman and CEO, Dan Batrack, commented, “Our Leading with Science® approach and leadership positions in critical water and environmental markets have allowed us to continue providing Tetra Tech’s essential services to our clients. While uncertainty remains as a result of the global pandemic, we see a greater recognition of the value and benefit derived from our differentiated high-end consulting services augmented by technology and advanced data analytics. Our near record level of funded and authorized backlog, strong balance sheet, and technical innovation have positioned us well to navigate the current disruption and future recovery.”

About Tetra Tech

Tetra Tech is a leading provider of high-end consulting and engineering services for projects worldwide. With 20,000 associates working together, Tetra Tech provides clear solutions to complex problems in water, environment, infrastructure, resource management, energy, and international development.  We are Leading with Science® to provide sustainable and resilient solutions for our clients. For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

1 Net revenue and adjusted diluted EPS are non-GAAP financial measures which the Company believes provide valuable perspectives on its business results. Net revenue excludes subcontractor costs from revenue. Adjusted diluted EPS excludes non-core equipment dispositions, earn-out adjustments, COVID-19 and foreign exchange impacts from diluted EPS. Reconciliation of the net revenue and adjusted diluted EPS guidance to the most directly comparable GAAP measures is not available without unreasonable efforts because the Company cannot predict the magnitude and timing of all the components required to provide such reconciliation with sufficient precision.

2 Liquidity is defined as cash and cash equivalents of $135 million plus an additional $639 million of borrowings available on the Company’s credit facility. The net debt leverage ratio is defined as total debt less cash and cash equivalents divided by 12-month EBITDA. A reconciliation of EBITDA to its most directly comparable GAAP measure is available in our press release dated April 29, 2020.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipate," "expect," "could," "may," "intend," "plan" and "believe," among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: the impact of the COVID-19 pandemic; continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the fiscal year ended September 29, 2019, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2020, as well as in Tetra Tech’s other filings with the SEC. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures. In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies.

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